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Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT: Glenn Schaeffer 702-632-6710

MANDALAY RESORT GROUP FILES FORM S-3

        LAS VEGAS, NV—June 27, 2003—Mandalay Resort Group (MBG:NYSE) today announced that it has filed a registration statement on Form S-3 relating to resales by securityholders of the company's issued and outstanding Floating Rate Convertible Senior Debentures due 2033 and the shares of its common stock issuable up conversion of the debentures.

        A copy of the prospectus may be obtained from Les Martin, Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, NV 89119.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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MANDALAY RESORT GROUP FILES FORM S-3